Exhibit 23.1

Sohail Raza, CPA, CA, CPA (Colorado, USA)

Chartered Accountant, Licensed Public Accountant

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON L4B 3H7

Tel: 416 671 7292 / 905 882 9500

Fax: 905 882 9580

Email: sohail.raza@srco.ca

www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 7, 2014 relating to the June 30, 2014 financial statements of Legacy Ventures International Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

 SRCO Professional Corporation

CHARTERED ACCOUNTANT

Authorized to practise public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Canada

December 15, 2014